OVERLOOK I

                                LEASE AGREEMENT

LANDLORD:  CIGNA REAL ESTATE FUND T, Limited Partnership
           c/o Carr Real Estate Services, Inc.
           2849 Paces Ferry Road
           Suite 700
           Atlanta, Georgia 30339


TENANT:    LAKOTA ENERGY, INC.
           2849 Paces Ferry Road
           Suite 710
           Atlanta, Georgia 30339


DATE:      December 17, 1996

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                                  5. RENTAL

(a) Commencing on theDate, Tenant shall pay in advance to Landlord, at Landlord's address: CIGNA RealFund T c/o Carr Real Estate Services, Inc.
2849 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, or at such other place as Landlord shall designate in writing, promptly, without demand, on the first day of each month during the Term, one-twelfth of an amount equal to the product obtained by multiplying the total square footage of net rentable area within the Premises (calculated in accordance with Paragraph 4 above) by [See
P. 38] Dollars (See Paragraph 38) per annum [See Paragraph 38] Dollars (See Paragraph 38) per month. In the event the Term shall commence or terminate an a day other than the first day of a month, the rental for the first and last partial month shall be prorated. The Base Rental shall be due and payable in all events, without any set-off or deduction whatsoever.

(b) Tenant shall pay to Landlord, as additional rental hereunder, Tenant's Share (defined below) of any increases in the annual total cost of operation, and maintenance of the Building and the surrounding land and parking facilities (including, without limitation, taxes, water, sewer, electricity, lighting, janitorial services and supplies, management fees, landscaping, window cleaning, insurance, maintenance, painting, decorating, trash, snow and ice removal, security services, heating, ventilating and air conditioning maintenance and repair, elevator maintenance and repair, resurfacing, patching, restriping and sweeping of drives, parking areas and walkways, policing and regulating traffic, accounting and legal fees, administrative costs, wages, salaries, taxes, insurance and all other similar payments made to or on behalf of Landlord's employees, agents or contractors engaged in the maintenance and operation of the Budding, the cost [amortized over the useful life thereof as determined by Landlord in its reasonable judgment] of any capital improvements (i) made to the Budding during the Term for the purpose of reducing total operating costs, or (ii) made to the Building during the Term and required under any governmental law or regulation not in effect as of the date of this Lease, and all other costs associated with the operation and maintenance of a first-class office building) over an annual amount equal to the product of actual 1997 base year costs per square foot times the total net rentable square footage of the Building. Commencing with the first day of January first following the Date and for each calendar year thereafter, if Landlord shall render a statement of Tenant's Share of such increases, as estimated by Landlord in Landlords reasonable judgment, for such calendar year, Tenant shall pay to Landlord such estimated Tenant Share of such increases in advance, in equal monthly installments, on the first day of each month. Such estimated Tenant's Share shall be subject to adjustment at the end of each such calendar year on the basis of the actual Tenant's Share of such increases Any additional amounts owing from Tenant to Landlord due to such adjustment shall be due and payable within ten (10) days after Tenant's receipt of Landlords statement setting forth Landlord's calculation of Tenant's Share of such increases. Any amounts owing from Landlord to Tenant due to such adjustment shall be credited against the payment(s) of Tenant's Share of such increases or Landlords estimate of Tenant's Share of such increases, as the case may be, next coming due Landlord will furnish such statement to Tenant with ninety (90) days after the end of each such calendar year, or as soon thereafter as is reasonably practical. For purposes hereof "Tenant Share" shall mean the fraction obtained by dividing the net rentable area of the premises by ninety-five percent (95%) of the net rentable area ofthe Building. [1,278/130,749 =.0098].

The provision of this Paragraph 5 shall survive the expiration or earlier termination of this Lease Within ninety (90) days following such expiration of earlier termination, Landlord shall render a final statement, setting forth all amounts due Landlord pursuant to this Lease, including any amounts owing under this Paragraph 5. Tenant shall pay SUCH final statement to Landlord within ten (10) days following the date Landlord raiders such final statement

                                   6. RENTAL ADJUSTMENT [OMITTED]

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Within ninety (90) days following such expiration of earlier termination,
Landlord shall render a final statement setting forth all amounts due Landlord pursuant to this Lease, including any amounts owing under this Paragraph 6. Tenant shall pay such final statement to Landlord within ten.
(10) days following the date Landlord renders such final statement.

                                    7. USE

Tenant shall occupy and use the Premises for general office space for the purpose of engaging in the business of general office, and for no other purpose or use. The Premises shall not be used for illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building Tenant agrees, at its own expense, to promptly comply with any and all municipal county, state mid federal statutes, regulations and/or requirements applicable or in any way relating to the use and occupancy of the Premises, including the use, storage, handling production or disposal of any "Hazardous Materials" (hereinafter defined) on, from, under or about the Premises. Hazardous Material shall mean any flammable substances, explosives, radioactive materials, hazardous materials hazardous waste, toxic substances, pollutants, oil or other petroleum products, or related materials identified as such in any federal, state, or local statute, ordinance or regulation.

                            8. TENANT'S ACCEPTANCE

Tenant acknowledges that is has been afforded an opportunity to inspect the Premises and accepts the Premises "as is" and as suited for Tenant's intended use thereof, subject only to the provisions of Paragraph 3. Upon the tenth (10th) day after completion of the improvements contemplated by Paragraph 3, or occupancy of the Premises by Tenant, whichever first occurs, Tenant shall be deemed to have accepted all improvements made to the

                         9. ASSIGNMENT AND SUBLETTING

Tenant shall not voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining in each instance landlords prior written consent; which consent shall not be unreasonably withheld, which consent shall be granted or withheld as provided below Landlords consent to one assignment sublease, transfer or hypothecation shall not be construed as a consent to any other of further assignment; sublease, transfer or hypothecation Any such assignment, sublease, transfer or hypothecation without Landlords written consent shall be void and shall, at Landlord's option, constitute a material breach of Tenant's obligations under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlords consent to any assignment, sublease, transfer or hypothecation, and in any event Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the fulll and complete performance of all the terms, conditions, covenants and agreements contained herein. A transfer of a fifty percent (50%) or greater interest (whether stock partnership interest, or otherwise) in Tenant, either in a single transaction or in any series of transactions within a fourteen (14) consecutive month period, shall be deemed to be an assignment of this Lease.

In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (a) the date on which Tenant desires to make such assignment or sublease, (b) the name and business of the proposed assignee or sublessee, (c) the amount and location of the space affected, (d) the proposed effective date and duration of the subletting or assignment, (e) the proposed rental to be paid to Tenant by such sublessee or assignee, and
(f) the full financial statements of the proposed assignee or sublessee. Landlord shall then have a period of ten (10) days following the receipt of such notice within which to notify Tenant in

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writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which Tenant shall, on that date, immediately surrender possession of such space and be relieved of all further obligations to pay rat hereunder as to such space, or (ii) to permit Tenant to assign or sublet such space, in which event if the proposed rental between Tenant and sublessee is greater th an the Base Rental as adjusted under this Lease, then seventy-five (75%) percent of such excess rental shall be deemed additional rent owed by Tenant to Landlord under this Lease and the amount of such excess shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Rental hereunder and in addition thereto, or (iii) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected die option provided in clause (iii) above. Tenant agrees to reimburse Landlord or Landlords reasonable attorneys' fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Paragraph 9.

                               10. HOLDING OVER

Tenant agrees to surrender the Premises to Landlord at the end of the Term in as good condition as existed at the of Tenant's occupancy, ordinary wear and tear, and damage by fire, casualty and condemnation excepted. Tenant shall pay to Landlord upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and shall indemnify Landlord against all claims, demand , damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees mid costs) arising out of Tenant's delay in so delivering possession, including, but not limited to, claims of any other tenants or prospective tenants of the Building. Without limiting Landlord's rights and remedies, if Tenant holds over in possession of the Premises beyond the end of die Term, Tenant shall pay, not as rent but for Tenant's use and occupancy of the Premises, for each day that Tenant shall hold over, a sum equal to two (2) times the monthly Base Rental previously payable by Tenant under the terms of this Lease divided by thirty (30), plus all additional rental previously payable under the term of this Lease.

                        11. ALTERATIONS AND IMPROVEMENTS

(a) No alterations in, or additions to, the Premises will be made without first obtaining Landlord's prior written consent and any such work consented to, although paid for by Tenant, will be performed by Landlord.

(b) In the event that Tenant's actions, omissions or occupancy of the Premises shall cause the rate of fire or other insurance on Building or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase promptly upon demand by Landlord.

(c) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of the Tenant) made in or upon the Premises, shall be and remain the Landlord's property, and shall remain upon the Premises at the termination or expiration of this Leease, with no compensation to the Tenant Landlord reserves the right to require Tenant to remove any such improvements or additions upon the termination or expiration hereof Landlord will repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations and all costs of such repairs shall be at Tenant's expense.

                         12. REPAIRS TO THE PREMISES

Landlord shall not be required to make any repairs or improvements to the Premises, except structural repairs necessary for safety and tenantability Tenant shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises is leased.

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                               13. INSPECTIONS

Landlord hereby reserves to itself and its agents the right to exhibit the Premises to prospective purchasers or tenants at reasonable hours, to inspect the Premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord or Tenant under the terms hereof, to make repairs or modifications to any adjoining space, to maintain use, repair, and replace pipes, ducts, wires, meters and any other equipment machinery, apparatus, and fixtures located within or without the Premises which service the Building or the Premises, to make alterations in and additions to the Building, and to enter upon the Premises for the foregoing purposes.

                           14. DEFAULT AND REMEDIES

In addition to the circumstances hereinbefore set forth, the occurrence of any of the following shall constitute a material breach and default of this Lease by Tenant:

(a) The filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant, the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts and, solely in the case of an involuntary petition or proceeding, such petition or proceeding is not dismissed within thirty (30) days from the date it is filed, the making of an assignment for the benefit of its creditors by Tenant, or the appointment of a trustee or receiver for Tenant or the Tenant's property.

(b) Tenant's failure to pay the Base Rental or any other sum due hereunder if such non-payment continues for ten (10) or mom days after the same be due and payable or Tenants default in the, prompt and full performance of any other provision of this Lease and (unless such default involves a hazardous condition, in which event such default shall be cured forthwith upon Landlord's demand) such Tenant fails to cure such default within twenty (20) days after written demand by Landlord that the default be cured.

(c) The levy upon Tenant's interest under this Lease or in the Premises or the sa thereof by process of law.

In the event of any default as aforesaid by Tenant, the Landlord, in addition to other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following non-exclusive remedies:

(i) Landlord shall have the immediate right of re-entry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of, Tenant, all without being deemed guilty of trespass, or becoming liable for any loss, damage or damages which may be occasioned thereby:

(ii) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Rental and all other amounts due under this Lease and to perform any and all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises. Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) at such rental or rentals and upon such other term and conditions as Landlord in its sole discretion may deem advisable or acceptable. Tenant shall pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs, including without limitation, the value of any "free rent" and rental concessions and the unamortized cost of tenant improvements or allowances given to Tenant or made at Landlord's expense. Upon each reletting all rentals received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any unpaid costs and expenses of such reletting, including brokerage fees and attorney's fees and the costs of such alterations and repairs; third, to the payment of the Base Rental due and unpaid hereunder, and fourth, the residue, if any, shall be hold by Landlord and applied in payments of future Base Rental and other additional rent or charges as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental

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received by Landlord over and above that which Tenant is obligated to pay hereunder, including Base Rental, additional rent and all other charges. If such rentals received from such reletting during any month be less than that to be paid during such month by Tenant hereunder, including Base Rental, additional rent and all other charges, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any tune thereafter terminate this Lease for such previous breach;

(iii) Landlord may terminate this Lease, in winch event Tenant shall immediately surrender possession of the Premises, and Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' few and costs, the value of any "free rent" and rental concessions, the unamortized cost of tenant improvements or allowances given to Tenant or made at Landlords expense, and the present value of all rentals payable under tins Lease to Landlord for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

Landlord's re-entry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer, or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder during the balance of the. Term, except as herein expressly provided. Landlord may collect and receive any Base Rental, additional rent, or charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, and instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

In the event Landlord commences any proceedings for non-payment of Base Rental or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description winch is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

All sums past due under tins Lease shall bear interest at the lesser of a per annum rate of eighteen percent (18%) or the maximum lawful rate, from due date thereof until paid in full.

Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph, demand for payment of any rent or demand for possession.

All rights and remedies of Landlord created or otherwise existing at law are cumulative and the exercise of one or mom rights or remedies shall not be taken to exclude or waive the right to exercise any other.

Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenseds and attorney's fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen.
(15) days of Landlord's written demand therefor, together with interest at the lesser of a per annum rate of eighteen percent (18%) or the maximum lawful rate from the date of Landlord's payment thereof until payment in full by Tenant.

                                 15. SERVICES

(a) Landlord shall furnish the following services without charge, at the proper season, during reasonable hours (8:00 am to 6:00 p.m. Monday through Friday inclusive, and 8:30 a.m. to 1:00 p.m. on Saturdays) on normal business days, except holidays observed by the National Banks in Atlanta, Georgia, as legal holidays: (i) elevator service; (ii) air conditioning in Landlord's judgment sufficient to reasonably cool or heat Premises; (iii) common use restrooms, toilets; and (iv) cleaning services winch notwithstanding (a) above need not be performed during business hours.

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(b) Landlord shall also furnish electric current on Premises for lighting and for business machinery only (e.g. typewriters and other small office equipment) using 110 volt, 20 AMP circuits. Tenant will not use any electrical equipment which in Landlords opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in Building. Tenant will not without Landlords prior written consent in each instance (which shall not be unreasonably withheld) connect any additional items to Building 's electrical distribution system, or make any alteration or addition to such system. Should Landlord grant such consent, all additional circuits or equipment required thereofv shall be provided by Landlord and the reasonable cost of installation and use thereof shall be paid by Tenant upon Landlords demand.

(c) If Tenant uses any of the services or electric current enumerated in this Paragraph in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such added services. In the event of disagreement as to of such charge, the opinion of the appropriate local utility company or a local independent professional engineer shall prevail.

(d) Landlord shall in no way be liable for cessation of any of the above services caused by strike, accident or breakdown, nor shall Landlord be liable for damages from the stopping of elevators, or elevator service, or any of the fixtures or equipment in Building being out of repair, or for injury to person or property, caused by any defects in the electrical equipment heating, ventilating and air conditioning system, elevators or water apparatus, or for any damages arising out of failure to furnish the services enumerated in this Paragraph 15.

(e) Notwithstanding anything to the contrary in subparagraph 15(b), Landlord shall have the right, at any time, to install an electrical metering device to monitor electrical consumption on the Premises. Should Landlord install such a device, Tenant shall, from such time, pay upon receipt of an invoice therefor, all direct charges for supplying electricity to the Premises. All costs incurred by Landlord to install such device and related equipment shall be borne by Tenant. Landlord's right to install a metering device pursuant to this subparagraph 15(e) shall be in addition to Landlord's right to install such a device pursuant to subparagraph 15(b) of this Law.

                         16. DESTRUCTION OF PREMISES

(a) If the Premises or the Building is rendered partially or wholly unfit for occupancy by fire, the eLeaseents, act of God or other casualty (fire, the eLeaseents, acts of God or other casualties hereinafter referred to as the "Casualty') and if such damage cannot, in Landlord's reasonable opinion be materially restored within ninety (90) days of the date of such Casualty or if Landlord elects to demolish, substantially alter, or cease operating the Building, then, in either such case, Landlord may, at its sole option, terminate this Lease as of the date of such Casualty and the Term shall end as of such date For purposes hereof, the Premises shall be deemed
"materially restored" if they are in such condition as would not Prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used. if this Lease is not terminated Pursuant to the above provisions of this Paragraph 16(a), then Landlord shall proceed with all due diligence, Wort receipt of all insurance proceeds due to Landlord, to rebuild, repair and restore the Premises. in no event shall Landlord be required to rebuild, repair, or replace any part of the partitions, fixtures, additions or other property and improvements which may have been placed in or about the Premises by Tenant If this Lease shall not be terminated by Landlord pursuant to this Paragraph 16(a) and if the Premises arc unfit for occupancy in whole or in part following such Casualty, the rent payable during the period in which the Premises are unfit for occupancy shall abate in proportion to the percentage of the rentable area of the Premises rendered unusable by such Casualty; provided, however, that no such abatement shall be made in the event such Casualty shall have been caused through the negligence or willful misconduct of Tenant its agents, employees, contractors, invitees licensees, tenants, or assignees.
If any such Casualty occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging, or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this Paragraph 16(a).

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Notwithstanding any language contained in this Lease to the contrary,
Landlord's obligations to repair and restore such damage shall be limited to the amount of insurance proceeds made available to Landlord for such repair and restoration (after any right of any mortgagee to said proceeds); provided, that if, in Landlords reasonable judgment, the amount of such insurance proceeds is not sufficient to materially restore the Premises and the Building (except for any improvements, fixtures, finishes, or personalty that may have bow placed in or about the Premises by Tenant), Landlord shall have the right to terminate this Lease as of the date of such Casualty and the Lease Term shall end as of such date. In the event of any Casualty during the final year of the Lease Term of do Lease, Landlord, at Landlords sole option, shall have the right to terminate this Lease as of the date of such Casualty and the Lease Term shall end as of such date.

(b) If all of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall, at either Landlord's or Tenant's option, terminate effective as of the date of such actual physical taking. If part of the Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, or if any part of the Building is so taken and Landlord elects to demolish, substantially alter, or cease operation of the Building, then, in other such case, Landlord shall have the right to terminate this Lease effective as of the date of such actual physical taking in the event that this Lease is not terminated as provided above in this Paragraph 16(b), the rent payable hereunder during the; unexpired portion of this Lease shall be reduced in proportion to the percentage of the rentable area of the Premises rendered unusable by such taking and Landlord shall undertake materially to restore the Premises. Landlord or Tenant, as the case may be, shall exercise its right to terminare this Lease provided above in this Paragraph 16(b) by written notice to the other party within thirty (30) days of the date of such actual physical taking. Notwithstanding any language contained in this Lease to the contrary, Landlord's obligation to materially restore the Premises shall be limited to the amount of condemnation proceeds made available to the Landlord for such restoration and repair (after any right of any mortgagee to said proceeds); provided, that if, in Landlord's reasonable judgment, the amount of such proceeds is not sufficient to materially restore the Premises and the Building (except for any improvements, fixtures, finishes, or personally that may have been placed in or about the Premises by Tenant), Landlord shall have the right to terminate this Lease effective as of the date of such actual physical taking. Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; however, Tenant may separately clam and receive from the condemning authority (but not from Landlord), if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption, provided that such clam and recovery shall in no way diminish Landlord's recovery.
Notwithstanding anything to the contrary contained in this Paragraph 16(b), if during the Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private agreement in lieu thereof, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease or private agreement in lieu thereof, in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any reward which represents compensation for the loss of use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensatiuon for the loss of use or occupancy of the Premises after the end of1he term of this Lease and of the Building.

                                17. INSURANCE

(a) Tenant shall carry fire and extended coverage insurance insuring its interest in the tenant improvements, and property placed in or about the Premises, and any and all furniture, equipment, supplies, and other property contained therein, such insurance coverage to be in the full replacement value thereof, with reasonable deductible amounts.

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(b) Tenant also agrees to carry a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Two Million Dollars ($2,000,000) for property damage and Five Million Dollars ($5,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises.

(c) Said insurance policies as described in the foregoing subparagraphs
17(a) and 17(b) shall; (i) name Landlord and Landlord's agent as an insured and insure Landlords and Landlord's agents contingent liability under this Lease (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is reasonably acceptable to Landlord and licensed to business in the State of Georgia, (iii) provide that said insurance shall not be cancelled or amended unless thirty (30) days prior written notice shall have been given to Landlord, and (iv) provide that the insurance company issuing such policy waives all rights of subrogation against Landlord. Said policy or policies, or certificates thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance. Tenant hereby waives any right of recovery against Landlord for loss or injury to the extent Tenant would have been protected by the insurance required to be maintained by Tenant under the terms of this Lease.

                          18. RULES AND REGULATIONS

The rules and regulations set forth in the attached Exhibit D, incorporated herein by this reference, shall be and are hereby made a part of this Lease. Tenant, its employees, and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations as may be made from time to time by Landlord.

                              19. USUFRUCT ONLY

This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant, no estate shall pass out of Landlord, Tenant has only a usufruct, not subject to levy and sale.

                                  20. WAIVER

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rental, or additional rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of do Lease, regardless of Landlords knowledge of such preceding breach at the time of acceptance of such payment no covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

                             21. ENTIRE AGREEMENT

This Lease, sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises and there am no covenants, promises, agreements, other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease except as to changes or additions to the Rules and Regulations, shall be binding upon Landlord or Tenant unless reduced to writing and signed by authorized representatives.

                            22. LANDLORD'S CONSENT

In every instance herein in which the Landlord is called upon to give as consent; such consent may be withheld at Landlord's sole discretion, or if granted, may subject to those conditions which Landlord deems appropriate.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seal, the day and year first above written

LANDLORD:

CIGNA Real Estate Fund T, Limited Partnership

By: /s/Stephen J. Olstein

Its: Managing Director

Attest:/s/Nora A. Lees

Its:  Admin. Asst.

TENANT:

Lakota Energy, Inc.

By: /s/Ken Honeyman

Its: President

Attest: /s/Howard Wilson

Its: Secretary

                                   EXHIBIT A

                                 (Floor Plan)

[DIAGRAM] DRAWING OF THE FLOOR PLAN

                                  EXHIBIT B

                             (Legal Description)

TO FIND THE POINT OF BEGINNING, commence at the intersection of the southerly right-of-way line of Mount Wilkinson Parkway, (right-of-way varies) and the southeasterly right-of-way line of Cumberland Club Drive (a 50-foot right-of-way) (hereinafter "Point A"); thence in a southwesterly direction along said southeasterly right-of-way line of Cumberland Club Drive, a distance of 509.12 feet to a nail and the POINT OF BEGINNING (the Point of Beginning being located 488.97 feet from Point "A" as measured from Point
"A" on a line bearing South 04 19' 09" West); thence North 76 15' 21" East, a distance of 764.12 feet to a pin; thence South 02 52' 08" East a distance of 308.43 feet, to an iron pin; thence South 34 45' 21" West, a distance of
227.00 feet to an iron pin; thence South 33 50' 05" West, a distance of
109.22 feet, to a p.k. nail; thence North 54 33' 50" West a distance of
622.12 feet to an iron pin on said southeasterly right-of-way line of Cumberland Club Drive North 30 19' 36" East, a distance of 72.00 feet to a nail and the POINT OF BEGINNING; such tract being 6.25 acres of land as shown on that certain as-built survey, to Which reference is hereby made, prepared by Planners and Engineers Collaborative for CIGNA Red Estate Fund T Limited Partnership, bearing the certification of Robert Lee White, G. R.L.S., No. 2080, dated January 6, 1982, and last revised December 23, 1987.

                                  EXHIBIT C

                           (Plans and Specifications)

The following specifications shall be inrluded within the $3,600 allawanoe as provided in Paragraph 40B herein.

Recarpet, install rubber base molding, and repaint entire premises as follows:

Carpet: Shaw -Cypress Point IV 30-36 oz carpet, #85860 "Caberet"
Paint Porter Paints #6739-1 (Flat finish throughout with semi-gloss on all door frames).
Base: Roppe - #76: "Mauve"

In addition to the $3,600 Improvement allowance, Landlord at its cost and expense, shall:

(a) construction of the demising wall between Suite 710 (premises) and Suite 700,

(b) remove walls "A" and "B" as shown below on, this Exhibit C.

[DIAGRAM] DRAWING OF FLOOR PLAN

11. Neither Tenant, nor any of Tenant's savants, employees, agents,visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord.
Tenant shall upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. Tenant shall not overload any floor Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in our out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of the Premises to be occupied, without Landlords expressed prior written consent, as an office for a public stenographer or typist, for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business. Tenant shall not advertise: for laborers giving an address at the Building.

15. Landlord agrees to employ such janitorial contractor as Landlord may from time to tune designate, for any waxing, polishing, and other maintenance work of the Premises and of the Tenant's furniture, fixtures and equipment Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlords prior written consent

16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlords opinion, tends to impair the reputation of the Building or its desirability as a budding for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. The requirements Of Tenant will be attended to only upon application in writing to Landlord. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

19. Canvassing, soliciting of other Tenants, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

20. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

21. Tenant shall not remove any standard blinds which may be installed in the Premises by Landlord.

22. All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials fire retardant characteristics shall not be submitted to Landlord or its agents, in a man= satisfactory to Landlord.

23. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent.

24. Tenant shall comply with the terms and conditions of all restrictive covenants now or hereafter affecting title to the Premises.

25. Tenant shall not permit in or on the Premises any auction, tag, sheriffs receiver's, bankruptcy, moving, relocation or "going out of business" sale, flammable or explosive fluids or chemicals, nuisance, objectionable noise, vibration or odor, cooking, coin operated or other vending machine, public telephone or amusement device.

Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Paragraphs of the Lease, the provisions of the Paragraphs shall govern.

                                  EXHIBIT "E"

                             SPECIAL STIPULATIONS

Insofar as the following Special Stipulations conflict with any of the foregoing provisions, the following shall control:

Addendum to Overlook I Lease Agreement and between CIGNA Real Estate Fund T Limited Partnership, as Landlord, and Lakota Energy, Inc. , as Tenant.

38.   RENTAL:

In further reference to Paragraph 5, Tenant agrees to pay Landlord as Base Rental for the Leased Premises:

RENTAL SCHEDULE:

               Per Square Foot
Months           (Annual)         S.F.       Monthly     Yearly

1-12             $19.50           1,278      $2,076.75  $24,921.00

13-24            $20.28           1,278      $2,159.82  $25,917.94

25-36            $21.09           1,278      $2,246.21  $26,954.55

without deduction or setoff, in advance on the first day of each month throughout the term of the lease.

39.   AGENCY DISCLOSURE:

The parties hereto acknowledge and agree that Carr Real Estate Services, Inc., is acting as agent for Lessor in connection with the transaction described above and is to be paid a commission by Lessor.
Curt Bennett & Company has acted as agent for the Lessee in this transaction and is to be paid a commission by the Lessor.

40.   IMPROVEMENTS:

A. Final Plans - The approved plans are attached hereto as Exhibit C ("Plans & Specifications") and are hereby incorporated into this Lease.

B. Improvements- Lessor shall construct the tenant improvements (the "Improvements") in accordance with the Plans & Specifications as provided in paragraph 40A. Notwithstanding the foregoing, in no event will Lessor's obligation hereunder to construct the Improvements exceed Three Thousand Six Hundred and 00/100 ($3,600.00), (the "Improvements Allowance"). Lessee shall be responsible for the costs of Improvements winch exceed the Improvements Allowance.

C. Change - If Lessee desires to make any changes to the Final Plans, Lessee shall request said change in writing to Lessor. If the requested change is approved by Lessor, and if said change should increase the time required to construct the Improvements, then Lessor's time to complete the Improvements to the Premises shall be extended by the number of additional days required because of said change. Any changes winch increase the cost above the Improvements Allowance shall be at Lessees expense and Lessee shall pay to Lessor within thirty (30) days after receipt of notice.

D. Alterations - Notwithstanding anything contained in this Lease to the contrary, Lessee shall not make any additions, alterations, improvements or other modifications (collectively,"Alterations"), without the prior writren consent of Lessor, which shall not be unreasonably withheld or delayed, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the leased premises. Any approval by Lessor of or consent by Lessor to any plans, specifications or other items to be submitted to and/or reviewed by Lessor pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Lessor thereto and, whether or not the work is performed by Lessor or by Lessee's contractor, such approval or consent shall not constitute the assumption by Lessor or any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such hems and shall not imply any acknowledgment, representation or warranty by Lessor that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Lessee shall be responsible for all of the same. Lessee agrees to pay Lessor, upon demand as additional rent, a fee for construction management in an amount equal to five percent (5%) of the total cost of the Alterations, (if Alterations exceed $10,000, excluding the "Initial Alterations" as provided in Paragraph 40B), whether or not the work is performed by Lessor or by Lessee's contractor. No alterations shall lessen the value of the Premises or cause expense to Lessor at the termination of this Lease. In no event shall any work be done for Lessor's account or in any way which would allow a lien to be placed against the Premises; any such hen shall create a default of Lessee under this Lease if not removed or lawfully bonded within ten (10) calendar days following
Lessor's discovery thereof All alterations made in or upon Premises, either by Lessee or Lessor, shall be Lessor's property and shall remain upon Premises at the termination of this Lease without compensation to Lessee.

                                   EXHIBIT "F"

Mr. Ken Honeyman
Lakota Energy, Inc.
2849 Paces Ferry Road
Suite 710
Atlanta, Georgia 30339

RE: Base Rental Schedule - Lease between Lakota Energy, Inc. as Lessee, and CIGNA Real Estate Fund I Limited Partnership, by CIGNA Investments, Inc., as Lessor, for the Premises located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia 30339.

Dear Ken:

The Lease Commencement Date for the Lease Agreement dated December 17, 1996 between CIGNA Real Estate Fund T Limited Partnership, by CIGNA Investments, Inc., as Lessor, and Lakota Energy, Inc., as Lessee, for the Premises located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia 30339 is January 15, 1997, with an expiration date of January 14, 2000.

RENTAL SCHEDULE:

                 Per Square Foot
Months             (Annual)            S.F.        Monthly     Yearly

1-12               $19.50             1,278       $2,076.75   $24,921.00

13-24              $20.28             1,278       $2,159.82   $25,917.84

25-36              $21.09             1,278       $2,246.21   $26,954.55

Please acknowledge your acceptance of the above by signing below and returning this letter to me. We look forward to having Lakota Energy, Inc. as a tenant at Overlook I. Please do not hesitate to call if we can be of assistance.

Sincerely,

Grace Wilson
General Manager

GW/lh

Agreed to this 17th day of December, 1996.

/s/ Ken Honeyman
Signature